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                             NEUMAN & DRENNEN, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                          Telephone:  (303) 449-2100
                          Facsimile:  (303) 449-1045



Guardian Technologies International, Inc.
11 Sundial Circle, Suite 17
Carefree, Arizona 85377

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Guardian Technologies International, Inc., a Delaware corporation, (the "Company") in connection with the offering of up to 560,000 shares of its Common Stock, $.0005 par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,




                              Clifford L. Neuman

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